Exhibit 10.1

AMENDMENT 1 TO PROJECT ADDENDUM 2 TO MASTER SERVICES AGREEMENT

This Amendment 1 (the “Amendment”) is effectively dated as of January 11, 2022 (the “Effective Date”) by and between Blue Water Vaccines, Inc., a Delaware corporation having a principal place of business at 15 East Putnam Avenue, Suite 363, Greenwich, CT 06830 (“Blue Water” or “Client”), and Ology Bioservices, Inc., a Delaware corporation having a principal place of business at 13200 NW Nano Court, Alachua, Florida 32615 (“Ology Bio”). Blue Water and Ology Bio are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Blue Water and Ology Bio entered into a Master Services Agreement effectively dated as of July 19, 2019 (the “MSA”) whereby Ology Bio agreed to provide, from time to time, services and deliverables associated therewith to Client pursuant to the terms and conditions set forth in the MSA and any Project Addendum;

WHEREAS, Blue Water and Ology Bio entered into Project Addendum II dated May 21, 2021 (“PA II”); and WHEREAS, the Parties desire to amend PA II in the manner described herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the Parties agree as follows:

Amendment

The Parties agree to Amend PA II by adding Task 9, as set forth below, to provide additional regulatory support to Blue Water .

Task 9: Regulatory Support

Ology Bio Regulatory will provide CMC support to Client, including preparing all CMC documents for submission in a regulatory application to the US FDA (i.e., Module 2 and Module 3 Quality Information). The CMC information will be prepared for Client according to FDA and ICH guidance using templates that provide consistent granularity for products in clinical development. Regulatory will provide CMC sections in CTD format in Microsoft Word documents along with a letter of authorization (cross reference) to the ADM Alachua Florida Type 5 Site Master File to support the facility section (3.2.A). CMC writing to support pre-submission briefing packages is included. The CMC information will support a Master File or IND submission as desired by Client. If the application is for non-US dossiers, a facility section will be provided in the CMC to support regulatory filings.

Ology Bio Tier 2 Support shall include:

●	Review of key CMC documents to determine if supportive of product intended use, including specifications/batch analysis, DS and DP release and stability protocols/reports. For clarification, this does not include manufacturing operations documentation (i.e. batch production records, sampling plans, raw material specifications, media prep documents).

●	Review of applicable change controls related to the facility and program for regulatory impact.

●	Module 2 and Module 3 Quality CMC technical writing resulting in WORD CTD deliverables, supporting two complete rounds of review per document.

CMC consultation and guidance shall be limited to products manufactured in ADM Facility or by ADM subcontractors specific to this project.

Regulatory Support	November 17,2021

Section 3-Project Schedule: Section 3 of PAII shall be amended to include Task 9, listed below:

Task	Description	Start	End
9	Regulatory Support	November 2021	TBD

Section 4, Project Budget: Section 4 of PA II shall be amended to include the budget for Task 9, by adding the following language:

The budget for Task 9 is $300,000.

Section 5, Payment Schedule: Section 5 of PA II shall be amended to include the Payment Schedule for Task 9 by adding the following language:

Milestone	Description	Price
23	Initiation of Task 9: Regulatory Support (50%)	$150,000
24	Completion of Task 9: Regulatory Support (50%)	$150,000

Payment Terms

Ology Bio will invoice Client in the amounts and as provided in the Payment Schedule above. Payment is due in accordance with Section 6.4 of the MSA.

Section 9, General Assumptions: Section 9 of PA II shall be amended to include the following language:

13. The schedules, estimates and costs contained within this Project Addendum are subject to the General Assumptions set forth in PA II.

PA II Terms:

This Amendment 1 is intended to supplement the scope of work set forth in PA II. Except as expressly provided in this Amendment, all of the terms, conditions and general assumptions set forth in PA II remain in full force and effect.

(Signature Page Follows)

Ology Bioservices, Inc.	CONFIDENTIAL	2

Regulatory Support	November 17,2021

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives.

Ology Bioservices, Inc.		Blue Water Vaccines, Inc.

By:	/s/ Todd Ranheim	By:	/s/ Joe Hernandez

Name:	Todd Ranheim	Name:	Joe Hernandez

Title:	Head, Analytical Science & Technology	Title:	CEO

Date:	4/26/2022	Date:	4/19/2022

Ology Bioservices, Inc.	CONFIDENTIAL	3